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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: July 22, 1997                        Date of Event: July 8, 1997

                             Allied Holdings, Inc.
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             (Exact name of registrant as specified in its charter)


           Georgia                    0-22276                58-0360550
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(State or other jurisdiction        (Commission            (IRS Employer
     of incorporation)              File Number)           Identification No.)

160 Clairemont Avenue, Suite 510, Decatur, Georgia              30030
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(Address of principal executive offices)                      (Zip Code)

                                  404/370-1100
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(Registrant's telephone number, including area code)

                                 Not applicable
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         (Former name or former address, if changed since last report)

                The Total Number of Pages in this Document is 3.


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Item 5.  Other Events

          Registrant released the following press release on July 8, 1997:

                          ALLIED HOLDINGS ACQUISITION
                      OF RYDER AUTOMOTIVE CARRIER SERVICES
                         CLEARED BY JUSTICE DEPARTMENT

     DECATUR, GA., JULY 8, 1997 - ALLIED HOLDINGS, INC. (NASDAQ:HAUL) announced today that the period for anti-trust review under the Hart-Scott Rodino Act of its proposed acquisition of Ryder Automotive Carrier Services, Inc. and RC Management Corp. from Ryder System, Inc. (NYSE:R) has expired without action by federal regulatory agencies.

     The Company also said that the government agencies in Canada are reviewing the proposed acquisition with a response anticipated in August. The acquisition is expected to be completed by the end of September and is contingent upon finalizing a definitive purchase agreement and Canadian government regulatory approval.

     On May 27, 1997, Allied announced an agreement to acquire Ryder Automotive Carrier Services, Inc. and RC Management Corp. for approximately $114.5 million in cash, subject to consents, approvals, and execution of a definitive agreement.

     Ryder Automotive Carrier Services, headquartered in Troy, Michigan, has approximately 3,400 rigs at 91 locations in 34 states and Canada. Its employees number approximately 6,000, and its sales in 1996 were approximately $600 million. The combined revenue of Allied's and Ryder's automotive carrier divisions for 1996 would have been approximately $1 billion.

     Allied Holdings, Inc. is the parent company of several subsidiaries engaged in the automotive distribution business. The Allied Automotive Group is the second largest motor carrier in North America specializing in the delivery of automobiles and light trucks. The Automotive Group transports for all major domestic and foreign manufacturers primarily from manufacturing plants, rail ramps, ports and auctions to automobile dealers throughout the United States and Canada. Allied Holdings' Axis Group provides logistics solutions to the finished vehicle, service and aftermarket parts segments of the automotive market based on an underlying business philosophy of Move, Improve, Inform. The Axis Group identifies new and innovative methods of distribution as well as better use of traditional and merging technologies to help customers solve the most complex transportation, inventory management and logistics problems.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            ALLIED HOLDINGS, INC.

July 22, 1997               /s/ DANIEL H.POPKY
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                            Daniel H.Popky, Vice President, Finance